                                                                    EXHIBIT 10.2

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      CERTAIN PORTIONS OF THIS AGREEMENT, FOR WHICH CONFIDENTIAL TREATMENT
       HAS BEEN REQUESTED, HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE
         SECURITIES AND EXCHANGE COMMISSION. SECTIONS OF THE AGREEMENT
       WHERE PORTIONS HAVE BEEN OMITTED HAVE BEEN IDENTIFIED IN THE TEXT.

--------------------------------------------------------------------------------

                                                                      APPENDIX A



                              SHAREHOLDER AGREEMENT

The following Shareholder Agreement has been entered into on 15 March 2001 between

(1) Telia AB (publ), company registration number 556103-4249, hereinafter referred to as Telia, and Telia Mobile AB, company registration number 556025-7932, hereinafter referred to as Mobile, of the one part,

         and

(2) NetCom AB (publ), company registration number 556410-8917, hereinafter referred to as NetCom, AB Grundstenen 91576, company registration number 556606-7988, hereinafter referred to as Natbolaget Holding AB, and Tele2 AB, company registration number 556267-5164, hereinafter referred to as Tele2, of the other part.

1.       BACKGROUND

1.1 Tele2 holds all of the shares (bar one) in Tele2 Sweden SA, a company whose registered office is in Luxembourg. Tele2 Sweden SA holds all of the shares in Licensbolaget Holding AB, which, in turn, holds all of the shares in the Licence Company. Tele2 Sweden SA also holds all of the shares in Natbolaget Holding AB, which, in turn, holds all of the shares in the Network Company. Tele2 will, in accordance with a separate agreement appended to the Framework Agreement, transfer its Licence to the Licence Company, after which the Licence Company will, in accordance with the Cooperation Agreement appended to the Framework Agreement, grant to the Network Company the use of the rights under the Licence in return for which the Network Company will meet the obligations under the Licence. The transfer of the Licence to the Licence Company is conditional upon the approval of PTS. The Parties agree that the Network Company is to build and operate a UMTS network in Sweden and that the Parties are to contribute thereto as set out in greater detail in this Shareholder Agreement, which is appended to the Framework Agreement.

1.2 An initial new issue of the Network Company's shares is to be carried out so that, following such an issue, both Tele2 (through Natbolaget Holding AB) and Telia (through Mobile) each hold 50% of the shares in the Network Company. In accordance with the Transfer Agreement appended to the Framework Agreement, Tele2 is to ensure, at the request of Telia, that all of the shares in the Licence Company are transferred to the Network Company.


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1.3      Telia (through Mobile) and Tele2 (through Natbolaget Holding AB) agree that they are to participate as shareholders in the Network Company for the purposes of, and on the terms and conditions set out in, this Shareholder Agreement. Telia and Tele2 further agree that they will regulate the way in which the Network Company is to carry on its business in accordance with the provisions thereon set out in this Shareholder Agreement.

1.4 The Network Company and Licence Company will work together, in accordance with the Cooperation Agreement appended to the Framework Agreement, to grant Mobile and Tele2 use of the Network's infrastructure and capacity.

1.5 Notwithstanding their cooperation through the Network Company in respect of the building and operation of the Network, the Parties will continue to compete freely as operators and in other respects.

2.       DEFINITIONS

2.1 The following definitions are used in this Shareholder Agreement in addition to the definitions set out in the Framework Agreement:

Agreements:                             The Shareholder Agreement and the Other
                                        Agreements

Appendices:                             The appendices to this Shareholder
                                        Agreement

Base Network:                           The UMTS network that Tele2 has
                                        undertaken to build under the Licence
                                        and which the Partners have undertaken
                                        to build in accordance with the Business
                                        Plan, and which includes buildings,
                                        towers/masts, radio links, cables,
                                        fibres, contacts and so on for the
                                        functionality of the requisite equipment

Business Plan:                          The business plan, financing plan and
                                        technical plan for the Network Company
                                        as set out in Appendix 1

Capacity Provision Agreements:          The agreements under which the Network
                                        Company agrees with the relevant Party
                                        on the Provision of Capacity

Credit Agreements:                      The agreements on credit which the
                                        Network Company is to enter into in
                                        order to finance the Implementation of
                                        the Base Network

Equity-related Instruments:             Shares, convertible debentures,
                                        debentures with attached warrants,
                                        participating debentures and other such
                                        instruments issued by the Network
                                        Company

Framework Agreement:                    The framework agreement that the Parties
                                        are entering into at the same time as
                                        this Shareholder Agreement

Implementation:                         The network planning and building of the
                                        Base Network or the Network in general

Licence Company:                        AB Grundstenen 91586, company
                                        registration number 556606-7772


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


Licence: The UMTS licence granted to Tele2 and the Terms and Conditions of the Licence in respect of Tele2's licence

Licensbolaget Holding AB:               AB Grundstenen 91587, company
                                        registration number 556606-7764

Natbolaget Holding AS:                  AB Grundstenen 91576, company
                                        registration number 556606-7798

Network Company:                        AB Grundstenen 91575, company
                                        registration number 556606-7796

Network:                                The Base Network and extensions thereto

Other Agreements:                       The agreements set out in section 4 of
                                        the Framework Agreement

Parties:                                Telia and Mobile of the one part and
                                        NetCom and Tele2 of the other part

Provision of Capacity:                  The provision of capacity in the Network

PTS:                                    The Swedish National Post and Telecom
                                        Agency

Shareholder Agreement:                  This Shareholder Agreement

Subsidiaries:                           Companies that are controlled through
                                        direct or indirect ownership that
                                        results in more than 50% of the voting
                                        rights in the company in question

Terms and Conditions of the Licence:    The licence terms and conditions that
                                        PTS will announce in respect of the
                                        Licence

UMTS:                                   Universal Mobile Telecommunication
                                        System


3.       APPENDICES

3.1      This Shareholder Agreement has the following Appendices:

Business Plan, Appendix 1

Rules of procedure, Appendix 2

Memorandum and articles of association, Appendix 3

General meeting minutes and board meeting minutes, Appendices 4 and 5

Guarantees, Appendix 6

4.       SHARE OWNERSHIP

Tele2 holds all 1000 shares in the Network Company, each with a par value of SEK
100. Each share carries one vote and all shares carry equal rights.

Immediately upon signing this Shareholder Agreement, Tele2 is to ensure that an extraordinary general meeting of the Network Company is held in accordance with Appendix 4, at which a resolution is to be passed on an initial new issue of 1000 shares, each with a par value of SEK 100, which are to be subscribed for a total of SEK 100,000.

The shares are to be subscribed for in accordance with Appendix 4 so that, following the new issue, the Parties each hold 50% of the shares in the Network Company.

The Parties have undertaken to pay additional capital into the Network Company as set in section 9.3 below. In accordance with the Business Plan, each Party is to pay in a total of SEK 500,000,000. This amount is to be paid into the Network Company by means of one or more new issues. These are to be carried out and paid for by the following dates: SEK 250,000,000 per Party by June 30, 2001 and SEK 250,000,000 per Party by December 31, 2001. The Parties are each to subscribe and pay for half of the newly issued shares in these new issues. Unless required otherwise in accordance with the Credit Agreements, 90 percent of the amount paid for the shares is to be allocated to the share premium account, with the result that the Network Company will have share capital of SEK 100,000,000 at the end of 2001.

Tele2 is to submit guarantees in respect of the Network Company as set out in Appendix 6.

Tele2 is responsible for ensuring that Network Holding AB fulfils its obligations as a shareholder in the Network Company in accordance with this Shareholder Agreement. For as long as Mobile is a subsidiary of Telia, Telia is responsible for ensuring that Mobile fulfils its obligations as a shareholder in the Network Company in accordance with this Shareholder Agreement.

5.   THE COMPANY'S OPERATIONS

5.1 The Network Company is to be responsible for the Implementation, operation and maintenance of the Network and for the provision of capacity in the Network to Tele2 and Mobile. The Network Company is not to undertake any marketing or sales work. The Parties further agree that they will develop the Base Network as set out in section 20 below. The Network Company's business is to be carried on on commercial terms and in accordance with the Business Plan.

6.       THE BUSINESS PLAN

6.1 The Business Plan is to be binding on the Network Company's operations and is to guide the work of the company's various governing bodies. The technical plan included in the Business Plan is to be implemented unless agreed otherwise by the Parties.

6.2 The Business Plan is to apply until the Parties have agreed otherwise. The Parties intend to review the Business Plan regularly.

7.       MEMORANDUM AND ARTICLES OF ASSOCIATION ETC.

7.1      The Network Company is to have its head office in Stockholm.

7.2 The Network Company's name is, if possible, to be Svenska UMTS-nat AB or, where this is not possible, any other name that the Parties can agree on.

7.3 The Parties agree on the memorandum and articles of association for the Network Company set out in Appendix 3 to this Shareholder Agreement.

8.       THE SHAREHOLDER AGREEMENT ETC.

8.1 The Parties agree that the Framework Agreement and this Shareholder Agreement are to take precedence over the memorandum and articles of association in the event of any discrepancies between these documents.

8.2 The Parties undertake to vote at general meetings of the Network Company in accordance with the provisions set out in the Framework Agreement and this Shareholder Agreement.

8.3 Each Party undertakes to ensure that members of the board and their deputies nominated by that Party vote in accordance with the provisions set out in this Shareholder Agreement and the Framework Agreement.

9.       CAPITAL, LOANS AND GUARANTEES

9.1 The initial new issue and any subsequent issues of shares in the Network Company (or shareholder contributions) in accordance with the Business Plan are to be split equally between the Parties in accordance with the Business Plan and are to take place further to the request of the board or, where the members of the board are not in agreement, further to the request of either Party.

9.2 The Network Company is to finance all investments relating to the Implementation of the Base Network with both its own capital and loan capital.

9.3 The Parties are obliged to pay capital into the Network Company in equal proportions in accordance with the limits set out in the Business Plan and up to a total of SEK 500 million each.

9.4 In addition, the Parties are obliged to issue guarantees in proportion to their shareholding in the Network Company for the Network Company's loans in accordance with the limits set out in the Business Plan in respect of the development of the Base Network.

9.5 In the event of a new issue of shares in the Network Company, the Parties are entitled to subscribe for shares in proportion to their shareholding in the Network Company, provided that section 8.4 (iii) of the Framework Agreement does not come into play in respect of subscription for the shares in the Network Company.

10.      DIVIDENDS, COVERING OF LOSSES ETC.

10.1 The Parties agree that in principle the Network Company is, as far as is possible and within the confines of good accounting practice, to carry forward any operating loss and defer the depreciation on the investment in the Base Network. The principles for operating loss carry-forwards and depreciation periods are set out in greater detail in the Business Plan.

10.2 The Network Company's long-term target is to generate a return on capital invested in the company equivalent to that of the risk-free interest rate [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

10.3 The Network Company's policy is to be to pay dividends to the Parties where possible while meeting the Network Company's need to strengthen its balance sheet and observing the principle of prudence.

11.      BOARD OF DIRECTORS

11.1 At the extraordinary general meeting of the Network Company to be held in accordance with Appendix 4 in connection with the signing of this Shareholder Agreement, the Parties are to elect a board of directors, managing director, deputy managing director and auditors in accordance with this Shareholder Agreement and the aforementioned appendix.

11.2 The general meeting is to elect six board members and six deputies to the Network Company's board of directors. Each deputy is to represent one of the Party's representatives personally. The Parties are to be entitled to nominate three board members each, plus three deputies for these board members. The board members nominated in this way are to be elected by the general meeting.

11.3 The Parties agree that the Network Company's managing director and deputy managing director are not to sit on the Network Company's board of directors.

11.4 The board of directors is quorate if at least four board members elected by the general meeting are present at a board meeting, at least two of whom must have been nominated by each Party.

11.5 For board resolutions to be valid, [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] must be agreed on the resolution.

11.6 A chairman of the board and deputy chairman of the board are to be appointed for the board of directors. These positions are to rotate every two years between the board members nominated by the Parties. For the first two-year period, Mobile is to appoint the board member to be elected as chairman of the board, and Tele2 the board member to be elected as deputy chairman of the board. [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION].

11.7 The rules for calling a board meeting are set out in the rules of procedure for the Network Company's board of directors, which are attached as Appendix 2 to this Shareholder Agreement.

11.8 In the event that employee representatives are elected to the board of -directors, the Parties are to ensure that the balance of power between the Parties as set out in this Shareholder Agreement is not changed in respect of resolutions passed by the board of directors.

12.      COMPANY SIGNATORIES

12.1 The board of directors is to determine the Network Company's company signatory arrangements. In addition, two of the board members together, one nominated by each of the Parties, may sign on behalf of the company.

13.      MANAGING DIRECTOR

13.1 The Network Company is to have a managing director and a deputy managing director appointed by the board of directors. For the first two-year period, the board of directors is to appoint a person nominated by Tele2 as managing director and a person nominated by Mobile as deputy managing director. Tele2 has nominated Henrik Ringmar as managing director for the aforementioned period. Mobile will nominate a deputy managing director for the aforementioned period shortly. The right to nominate people for these posts is thereafter to rotate every two years, so that a person nominated by Mobile is appointed as managing director and a person nominated by Tele2 is appointed as deputy managing director for the second two-year period and so on. The board is to produce a set of guidelines and instructions for the managing director. The managing director may not sit on the board, nor may he be a member of either of the Parties' company management.

13.2 The managing director or deputy managing director is to be replaced where so requested by three of the board members elected by the general meeting. A new managing director or deputy managing director for the remainder of that specific two-year period is then to be appointed by the Party which, in accordance with section 13.1 above, is entitled to nominate the post-holder in question for the period in question.

13.3 The Network Company is to have a skilled workforce of [CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION] people employed by the company. The board of directors is to determine the composition of the workforce.

13.4 The board of directors is to lay down the terms of employment for the following key employees at the Network Company: the managing director, deputy managing director and any other people considered to be key employees by the board of directors.

14.      AUDITORS

14.1 The Parties are each to nominate one auditor (or firm of auditors) plus an audit deputy. These are to be elected by the Network Company's general meeting.

15.      GENERAL MEETING

15.1 The Network Company's general meeting is to be quorate only if both Parties are present.

15.2 Unless agreed otherwise in the Framework Agreement and this Shareholder Agreement, resolutions at the Network Company's general meeting require both Parties to be agreed on the resolution if it is to be valid.

15.3 The chairman of the Network Company's general meeting is the chairman of the board or, in his absence, the deputy chairman of the board. The chairman of the board does not have a casting vote.

15.4 General meetings of the Network Company are to be called in accordance with the Swedish Companies Act and the company's memorandum and articles of association.

16.      DECISIONS ON IMPORTANT ISSUES

16.1 Decisions on all important issues relating to the Network Company are to be made by the board of directors or by the Network Company's general meeting.

16.2 Matters that must always be decided on by the Parties at a general meeting of the Network Company include:

*Decisions on amendments and supplements to the memorandum and articles of association

*Decisions on Equity-related Instruments

*Decisions on changes in the Network Company's share capital (increases or decreases), irrespective of whether they relate to cash or non-cash transactions

*Decisions on liquidation, mergers or equivalent in respect of the Network
Company

*Decisions on dividends

*Decisions to set up subsidiaries, joint ventures or branches

16.3 Those matters that must always be decided by the board of directors, unless they are decided upon by the general meeting, are set out in section 6.2 of the board of directors' rules of procedure, Appendix 2.

17.      DISAGREEMENT

17.1 In the event of failure to achieve the unanimity needed for the board of directors or general meeting to pass a resolution, the matter is to be dropped or postponed.

18.      TRANSFER OF SHARES

18.1 The Parties are not to be entitled to dispose of, transfer or assign their shares in the Network Company, wholly or in part, including a transfer by means of a sale or dividend, or in any other way use the shares in a manner that can result in a transfer (hereinafter referred to as the Transfer), unless the Transfer complies with the terms and conditions set out here in section 18. The Parties are not entitled to transfer their voting rights in respect of shares in the Network Company to a third party. The Parties are to be entitled to pledge their shares as security, on the condition that a proviso is made for the terms and conditions set out here in section 18 and the pre-emption rights set out in the Company's memorandum and articles of association.

18.2 Notwithstanding the provisions set out elsewhere here in section 18, each Party is to be entitled to transfer freely all of its shares in the Network Company to Telia or NetCom or to one of these companies' Subsidiaries, provided that the acquiring company and the transferring Party irrevocably and unconditionally guarantee in writing that the acquiring company will fulfil the obligations set out in the Framework Agreement, this Shareholder Agreement and the Other Agreements, and that the acquiring company will enter into the aforementioned agreements as a Party, and that the transferring Party undertakes in writing to the other Party to buy back the shares transferred and re-enter into these agreements as a party in the event of the acquiring company ceasing to be a Subsidiary. Such a Transfer takes effect between the Parties once the transferring Party has provided the other Party with written documentation in accordance with this provision.

In the event of such a Transfer being made to a Subsidiary in accordance with the provisions set out here in section 18.2, neither section 18.4 nor the pre-emption rights set out in the company's memorandum and articles of association are to apply.

18.3 Neither Party is to be entitled to sell its shares in the Network Company to a third party before that Party has paid capital into the Network Company in accordance with section 8.4(a) of the Framework Agreement and provided guarantees in accordance with section 8.4(c) of the Framework Agreement. However, each Party is to be entitled to sell its shares in the Network Company to a third party after December 31, 2003, provided that it complies with the provisions set out here in section 18.

18.4 Should one Party (hereinafter referred to as the Offeree) have received a written offer from a third party (the Offeror) in respect of all of the Offeree's shares in the Network Company, the Offeree is entitled, providing that the provisions set out in section 18.3 above are observed, to sell all of its shares in the Network Company, subject to the fulfilment of all of the following terms and conditions:

(a) The offer is to specify that the offer relates to all of the Offeree's shares in the Network Company.

(b) The offer is to specify both a fixed price per share and that the purchase price is to be paid in cash no later than 90 days after acceptance of the offer in return for receipt of the share certificates relating to the transferred shares assigned in blank.

(c) The Offeror is to undertake in the offer to enter into this Shareholder Agreement in the place of the Party in question if and when the acquisition takes place, and to take on all of the Offeree's obligations in accordance with the Framework Agreement and this Shareholder Agreement.

(d) Within ten days of receiving the offer, the Offeree is to inform the other Party of who the Offeror is and, at the same time, to submit a true copy of the written offer to the other Party, which is to be entitled, within 45 days of receipt of the true copy of the offer (hereinafter referred to as the Redemption Period), to redeem the Offeree's shares in the Network Company on the terms and conditions set out in the offer. No later than 15 days after receipt of a true copy of the offer from the Offeree, the other Party is to notify the Offeree in writing of whether it intends to redeem the shares or not. In the event that the other Party fails to notify the Offeree in writing within the aforementioned period that it intends to redeem the shares, that Party is to be considered to have renounced its right to redeem the shares in question.

(e) Where the Offeree has observed the provisions set out above and the other Party has renounced its right to redeem the shares in question or has failed to complete the redemption process and make full payment for the shares before the expiry of the Redemption Period, the Offeree is to be entitled to sell the shares to the Offeror on the terms and conditions set out in the offer within 45 days of the expiry of the Redemption Period.

(f) The provisions set out in the company's memorandum and articles of association on pre-emption rights are not to apply when the shares are transferred in accordance with the provisions set out above here in section 18.4.

18.5 The provisions on the right of first refusal to the shares in the Network Company set out here in section 18 also extend to ownership through subsidiary undertakings. The right of first refusal to all of the Party's shares in the Network Company is thus to be triggered if the Transfer takes place in respect of any share or shares in any of Telia's or NetCom's subsidiary undertakings that directly or indirectly hold shares in the Network Company. However, this is not to apply to the Transfer of shares in Mobile or Tele2, which can thus take place without the right of first refusal being triggered.

18.6 In the event that the shares are transferred in accordance with the provisions set out in this Shareholder Agreement, the acquirer of the shares is to take the place of the transferor as a party to this Shareholder Agreement.

19.      THE LICENCE COMPANY

19.1 The Licence Company is to be a company that has not previously carried on business and that will not carry on business over and above that which is stated in the Framework Agreement, this Shareholder Agreement, and the appendices to these agreements. The provisions that relate to the Licence Company are to be found in the Transfer Agreement appended to the Framework Agreement.

19.2 In the event that, at the request of Telia, the License Company is transferred to the Network Company in accordance with the Transfer Agreement (Shares), the provisions on the appointment of board members, company signatories, the managing director, auditors and board resolutions etc. set out in this Shareholder Agreement are also to apply to the Licence Company.

20.      PROVISION OF CAPACITY TO THE PARTIES

20.1 The Parties agree that the Network Company is to provide Mobile and Tele2 with capacity in the Network on market terms, and that charges are to be payable in accordance with the Capacity Provision Agreements appended to the Framework Agreement and entered into at the same time as this Shareholder Agreement.

20.2 Unless specified otherwise in the Framework Agreement, this Shareholder Agreement, the Appendices or anything later agreed between the Parties, Mobile and Tele2 are to be entitled, as set out in greater detail in the Business Plan and the Capacity Provision Agreements entered into at the same time as this Shareholder Agreement, to use capacity in both the Base Network and the Network equally (50/50) and on the same terms and conditions.

20.3 In the event that either Party requests an increase in capacity and/or coverage over and above the Base Network in order to provide a customer-specific solution, such a request is to be made to the Network Company first. The Network Company is then to provide the Party in question with a quotation in respect of the customer-specific solution. The quotation is to be based on the assumption that the financing for the customer-specific solution will be guaranteed by the Party in question. In the event that the Party accepts the quotation, that Party is to be bound by the quotation.

In the event that the Parties fail to agree on the terms and conditions in the quotation, either Party is to be entitled itself and for its own account to develop the customer-specific solution which is then to be made available exclusively and free of charge to the Network Company to become part of the Network.

20.4 The Parties agree that the Network Company is to provide capacity in the Network to Mobile and Tele2 in accordance with the Capacity Provision Agreements entered into at the same time as this Shareholder Agreement. The Parties further agree that the Base Network is to be developed so that the Network Company can meet Tele2 and Mobile's requirements for customised solutions and increases in capacity and coverage in the Network.

20.5 The principles that underlie the pricing and the terms and conditions in general in the Capacity Provision Agreements and that are set out in the Business Plan are to be used as the basis for the Network Company's provision of capacity in the Network to Mobile and Tele2.

21.      THE PURCHASE OF SERVICES FROM THE PARTIES ETC.

21.1 At the same time as entering into this Shareholder Agreement, the Network Company is entering into the agreements with the Parties set out in section 4 of the Framework Agreement. The Parties agree that, in respect of Implementation, operation and maintenance, the Network Company is to purchase such services on the best possible terms and conditions for the Network Company.


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22.      COMMERCIAL TERMS

22.1 The Parties agree on the principle that the Network Company is always to conduct its business and dealings on commercial terms.

23.      DUTY OF LOYALTY

23.1 The Parties are loyally to promote the interests of the Network Company. The Parties are obliged to buy their network capacity from the Network Company where the Network Company can provide capacity or is prepared to extend the Network in order to provide the requisite capacity and coverage. The Network Company is to be the Parties' preferred supplier of capacity in respect of UMTS.

24.      COMPETITION

24.1 The Parties' joint ownership of the Network Company is not in any way to mean, or to have as a consequence, that the Parties' are coordinating their commercial activities in the market, but instead that the Parties' cooperation is limited to the coordination needed to implement, build and maintain the Network. In all other respects the Parties, and the Parties' Subsidiaries, are to compete freely with each other for the provision of services in the market.

25.      CONFIDENTIALITY

The content of this Shareholder Agreement, the Framework Agreement and the Other Agreements may not be disclosed to third parties without the express consent of the Parties.

The Parties undertake not to disclose to third parties without consent any confidential information received in accordance with this Shareholder Agreement, the Framework Agreement or the Other Agreements and not to use such information for any purpose other than that for which the information was received.

"Confidential information" is taken to mean any information of a technical, commercial, financial or other nature, irrespective of whether such information has been documented or not, with the exception of

(a) information that is in the public domain or comes into the public domain in any way other than through the breach of this Shareholder Agreement, the Framework Agreement or the Other Agreements,

(b) information to which the Party in question was demonstrably already justly party prior to receiving this information from the other Party, and

(c) information that the Party in question has received or will receive from a third party without being bound by a duty of confidentiality to this third party.

However, in the case referred to under (c) above, the Party receiving the information is not entitled to disclose to others that the same information has also been received in accordance with this Shareholder Agreement, the Framework Agreement or the Other Agreements.


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


The provisions set out above here in section 25 will not apply where otherwise required by law, ordinance, official order or the Parties' disclosure obligations in respect of Swedish or foreign stock markets.

26.      MISCELLANEOUS

26.1 In the event of any legal disputes between the Network Company and either of the Parties, the other Party is to be entitled to represent the Network Company against the Party in question, and the Network Company is, for such purposes, to be considered to have authorised each of the Parties to represent it in legal proceedings.

26.2 A Party, or any board member appointed by that Party, is not to be considered disqualified in matters considered at the Network Company's general meeting or by its board of directors that concern the Network Company and the Party in question. However, the other Party is to be solely entitled to represent the Network Company in the event of the Network Company terminating the agreements between the Network Company and that Party and in the event of a review of amounts owed to the Network Company or by the Network Company in respect of that Party.

26.3 Each of the Parties undertakes not to offer employment to the Network Company's employees or consultants, provided that they are not a former employee of the Party in question or are recruited through the normal advertising process.

26.4 The costs incurred by either Party in respect of the period prior to this Shareholder Agreement being signed are to be met by the Parties themselves unless specified otherwise in the Framework Agreement or the Other Agreements.

27.      INFORMATION

27.1 The Parties undertake, as far as possible, to coordinate and consult each other on information to be disclosed in respect of the Network Company.

28.      GOVERNING LAW AND ARBITRATION

28.1     This Shareholder Agreement is subject to Swedish law.

28.2 Disputes over this Shareholder Agreement or over associated issues or relationships are to be settled by arbitration in accordance with the Swedish Arbitration Act (1999:116). The arbitration proceedings are to be held in Stockholm.

Should there be two or more parties on either side of the dispute, the complainants together are to appoint one arbitrator and the defendants together are to appoint one arbitrator. An arbitrator may be appointed by the Stockholm City Court at the request of a party in such a dispute if

(a) the complainants are unable to agree on an arbitrator within thirty days of the matter of choosing an arbitrator being raised with all of the complainants,


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


(b) the defendants are unable to agree on an arbitrator within thirty days of the call to arbitration being received by all of the defendants.

In the event of more than one dispute arising in connection with the Framework Agreement, this Shareholder Agreement or the Other Agreements, these disputes are to be settled by one and the same arbitration tribunal and in the same proceedings where considered appropriate by the arbitration tribunal.

29.      PERIOD OF AGREEMENT

29.1 This Shareholder Agreement enters into force upon it being signed by the Parties and applies until 31 December 2015 or for the life of the Licence in the event that the Licence continues to apply after this date on account of its extension or otherwise. Thereafter this Shareholder Agreement will continue to apply until terminated.

In the event that either Party requests that the Licence be extended, the Parties are to ensure that the Licence is extended if possible.

This Shareholder Agreement may be terminated no earlier than 31 December 2015 or upon the expiry of the Licence in the event that the Licence expires after this date on account of its extension or otherwise, subject to a notice period of two years. Such notice of termination must always be given in writing to be valid.

29.2 This Shareholder Agreement may not be terminated early, rescinded or nullified unless expressly specified otherwise.

Stockholm, 15 March 2001                       Stockholm, 15 March 2001

Telia Mobile AB        Telia AB (publ)         NetCom AB (publ)         Tele2 AB









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